SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C.  20549

                       FORM 8-K

                    CURRENT REPORT



               Pursuant to Section 13 or 15(d) of the
          Securities Exchange Act of 1934

               Date of Report (Date of earliest event
          reported):  May 21, 1997



              ARI NETWORK SERVICES, INC.
(Exact name of registrant as specified in its charter)


     Wisconsin            0-19608           39-1388360
  (State or other       (Commission        (IRS Employer
  jurisdiction of       File Number)       Identification
   incorporation)                               No.)


         330 E. Kilbourn Avenue
          Milwaukee, Wisconsin                 53202
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:
(414) 278-7676

Item 5.  Other Events

     On May 21, 1997, the Company announced that revenue for the quarter ended April 30, 1997 was $1.71 million, a 21% increase over last year's third quarter.
Net loss for the quarter improved 12% over last year to a loss of $0.91 million, or $0.06 per share.

     The Company has projected that, based on current trends, revenue for the year ended July 31, 1997 will be approximately $7.0 million. The Company's objective is to sustain an annual revenue growth rate of 30-40%.
The Company further projects that, based on current trends, it will achieve positive cash flow from operations (excluding changes in working capital items) in the quarter ended July 31, 1998.

     The statements made herein include "forward looking statements" within the meaning of the Private
Securities Litigation Reform Act of 1995 and involve known and unknown risks and uncertainties, which may cause the Company's actual results in the periods to be materially different from the future performance suggested herein. Such factors include those set forth under "Forward Looking Statements" in the Company's
Form 10-Q for the quarter ended January 31, 1997.

     For more information please refer to the Company's other filings with the Securities and Exchange
Commission.

Item 7.  Financial Statements and Exhibits

     (c) Exhibits

          99.1      Press Release dated May 21, 1997.

                      SIGNATURES

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  May 23, 1997            ARI NETWORK SERVICES, INC.



                                By:/s/  Brian E. Dearing
                                   ----------------------------
                                   Brian E. Dearing, President and CEO

                       EXHIBITS

No.                                 Description

99.1                                Press Release dated May 21, 1997.